EXHIBIT 10.3

EMPLOYEE AGREEMENT AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on July 31, 2015 by and between SharpSpring, Inc., a Delaware corporation (the “Company”); SMTP, Inc., a Delaware corporation and parent company of the Company (“SMTP”); and Richard Carlson (“Employee”).

1.

This Agreement amends that certain Employee Agreement dated September 8, 2014, as amended on June 1, 2015, made and entered into by and between the Company and Employee (the “Employee Agreement”). Capitalized terms herein have the same meaning as used in the Employee Agreement, unless otherwise noted.

2.

Effective August 1, 2015, the first sentence of Paragraph 2.1 of Article Two is amended to read as follows:

2.1.

Position and Duties.  Employee shall serve as the President of the Company and the President of SMTP.

3.

Effective August 1, 2015, Appendix A shall be amended to read as follows:

Employee, as the Company’s President and SMTP’s President, shall be responsible for:

A.

Leading various functional groups and managing the operations of the Company and SMTP, Inc.

B.

Such other powers and duties as may be prescribed by SMTP Inc.’s board of directors that is reasonably agreed upon by Employee.

4.

Additionally, it is noted that the Employee’s compensation will be reviewed periodically by the Compensation Committee of the Board of Directors, and that the next such review is likely to occur in the fourth quarter of 2015.

5.

All other provisions of the Employee Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

Signature Page Attached

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

SHARPSPRING, INC.:

	By:	/s/ Edward Lawton
(Witness signature)		Edward Lawton, CFO

SMTP, INC.:

	By:	/s/ Edward Lawton
(Witness signature)		Edward Lawton, CFO

EMPLOYEE:

/s/ Richard Carlson
(Witness signature)	Richard Carlson